SCHEDULE 14A

PROXY STATEMENT

Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Sabre Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903	Sabre Corporation Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on April 24, 2024 For Stockholders of record as of February 26, 2024

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/SABR

To vote your proxy while visiting this site, you will need the 12 digit control number in the shaded box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/SABR

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or an e-mail copy of the proxy materials, you must request one.

There is no charge to you for requesting a copy. In order to receive paper materials in time for this year’s meeting, you must make this request on or before April 12, 2024.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/SABR	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located in the shaded box above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting materials.

Sabre Corporation

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Meeting Type:  Annual Meeting of Stockholders

Date:    Wednesday, April 24, 2024

Time:   9:30 AM, Central Daylight Time

Place:   3150 Sabre Drive

         Southlake, TX 76092

SEE REVERSE FOR FULL AGENDA

Sabre Corporation

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1, 2, 3, 4, 5 AND 6

PROPOSAL

1.	Election of Directors (term to expire at 2025 Annual Meeting of Stockholders)

1.01 George Bravante, Jr.

1.02 Hervé Couturier

1.03 Kurt Ekert

1.04 Gail Mandel

1.05 Phyllis Newhouse

1.06 Elaine Paul

1.07 Karl Peterson

1.08 Gregg Saretsky

1.09 John Scott

1.10 Wendi Sturgis

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2024.

3.	To approve our 2024 Omnibus Incentive Compensation Plan.

4.	To approve our 2024 Director Equity Compensation Plan.

5.	To approve an amendment to our Certificate of Incorporation regarding officer exculpation.

6.	To hold an advisory vote on the compensation of our named executive officers.

NOTE:	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements.